EXHIBIT 10.31

EXECUTION ORIGINAL

PROFIT PARTICIPATION AGREEMENT

BETWEEN

PLAYA VISTA – WATER’S EDGE, LLC.,
A DELAWARE LIMITED LIABILITY COMPANY

AND

ELECTRONIC ARTS INC.,

A DELAWARE CORPORATION

ELECTRONIC ARTS INC. [Profit Participation Agreement]

ELECTRONIC ARTS INC. [Profit Participation Agreement]

(i)

PROFIT PARTICIPATION AGREEMENT

     THIS PROFIT PARTICIPATION AGREEMENT (this “Agreement”) is made as of July 31, 2003 by and between the PLAYA VISTA – WATER’S EDGE, LLC., a Delaware limited liability company, (“Playa”), and ELECTRONIC ARTS INC., a Delaware corporation (“EA”).

R E C I T A L S:

     A.     Playa owns an office project located at the corner of Jefferson and Lincoln Boulevards, in Los Angeles, California, commonly known as Playa Vista-Water’s Edge (the “Playa Project”). The Playa Project will be developed in two phases (hereinafter, “Phase I” and “Phase II”) on certain real property, as more particularly described on Exhibit “A” attached hereto and made a part hereof. Phase I is improved with two commercial office buildings located at 5510 and 5570 Lincoln Boulevard, Los Angeles, California, together with underground parking and other improvements. Phase II will be improved with an athletic field (the “Field”) and surface parking lot and, at some point in the future, with an office building ( “Building 3”) and parking garage located under the Field and Building 3. Concurrently with the execution hereof, and pursuant to that certain Office Lease, as of the date hereof (the “Lease”), by and between Playa and EA, EA has agreed to lease from Playa certain premises situated on Phase I and the Field, and portions of any parking garage hereafter constructed under the Field, situated on Phase II. This Agreement shall not be applicable to Phase II of the Playa Project or the sale of any portion thereof, except as specifically provided herein.

     B.     As partial consideration for EA’s entering into the Lease, Playa has agreed to pay to EA a certain amount of the profit from the sale of Phase I, if and when Playa sells Phase I, including a sale of Phase I to EA or an EA Affiliate (as defined below), all as more particularly set forth below. Playa and EA acknowledge that a fee interest or as an exclusive easement interest in the Field and an easement interest in a portion of the parking garage which may hereafter be constructed under the Field may be sold with Phase I.

A G R E E M E N T :

     NOW, THEREFORE, in consideration of the above and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.     Definitions.

          1.1 Intentionally Omitted.

          1.2 “Closing Costs” shall mean and refer to the actual out-of-pocket costs incurred by Playa strictly in connection with the sale of Phase I, including, but not limited to, advertising costs, sales commissions, title insurance premiums, transfer taxes and escrow fees,

ELECTRONIC ARTS INC. [Profit Participation Agreement]

provided, however, in no event shall any fees, costs, expenses or other amounts (i) paid to Playa or a Playa Affiliate (as defined below) or (ii) incurred with respect to internal issues and dealings between members or partners, as the case may be, of Playa and/or any Playa Affiliate, in connection with the sale of Phase I be included in the calculation “Closing Costs.”

          1.3 “EA Affiliate” shall mean (a) an entity which is controlled by, controls or is under common control with EA (an “EA Affiliated Entity”), (b) an entity which merges with or acquires or is acquired by EA or a parent or an EA Affiliated Entity, or a subsidiary of EA’s parent or an EA Affiliated Entity, (c) a transferee of all or substantially all of the assets of EA or an entity which is controlled by, controls or is under common control with EA or an EA Affiliated Entity, or (d) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of EA or an EA Affiliated Entity or of an entity which is controlled by, controls or is under common control with EA or an EA Affiliated Entity along with any other entity which will qualify as an “affiliate” under California General Corporations Code Sections 150 and 5031. For purposes of this Agreement, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

          1.4 “Gross Sales Price” shall mean and refer to the total sales price paid in connection with the sale of Phase I (or in the event of a “Joint Sale” as defined below, both Phase I and II), and shall include, without limitation, key money and bonus money or other consideration of any kind paid by the buyer of Phase I (or in the event of a Joint Sale, both Phase I and II), or otherwise granted to Playa or a Playa Affiliate in connection with the sale of Phase I (or in the event of a Joint Sale, both Phase I and II) and shall be reduced by any pre or post closing monetary obligations assumed by Playa in connection with the applicable sale. In the event Phase I is sold together with Phase II (a “Joint Sale”), the Gross Sales Price from such Joint Sale shall be allocated between Phase I and Phase II on a proportionate basis, as follows. First, the “Market Value” of each of Phase I and Phase II shall be determined as if each were being sold separately (the “Individual Values”). Second, the amount of the Gross Sales Price for the Joint Sale shall be allocated to each of Phase I and Phase II (the “Allocated Gross Sales Price”) as follows. The Allocated Gross Sales Price for a particular phase shall be equal to the product of (i) the Gross Sales Price of both Phase I and Phase II, and (ii) a fraction, the numerator of which is the Individual Value of such phase and the denominator of which is the aggregate Individual Values of both phases. Collectively, the Allocated Gross Sales Prices shall be known as the “Joint Sale Allocation”. The Allocated Gross Sales Prices calculation shall be submitted to EA at the same time that Playa submits its “Accounting” (defined in Section 2.3 below) to EA, and if EA disputes the Joint Sale Allocation, such Joint Sale Allocation will be subject to the provisions of Section 2.3 below.

          1.5 “Invested Capital” shall mean an amount equal to the sum of the following items set forth in Sections 1.5.1 through 1.5.11 below, as modified by Sections 1.5.12, below (collectively, “Capital Investment Items”). Each category of Capital Investment Items comprising Invested Capital shall, to the extent not specifically allocable solely to Phase I, be allocated between Phase I and Phase II on an equitable and reasonable basis (the “Phase I/Phase II Allocation”), and only Capital Investment Items allocable to Phase I will be considered for purposes of this Agreement. Playa agrees that costs and/or items of Invested Capital included in

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one group of Capital Investment Items shall not be included in any other group of Capital Investment Items (i.e., no cost shall be counted twice in determining the amount of Invested Capital for purposes of this Agreement), and, generally, it is the intention of the parties that all out-of-pocket costs of Playa or any Playa Affiliate allocable to Phase I as provided herein shall be included in Invested Capital and all revenue from any source received by Playa or any Playa Affiliate and allocable to Phase I as provided herein shall be credited against Invested Capital.

               1.5.1 Land Acquisition Cost. The acquisition price paid by Playa or a Playa Affiliate for the Playa Project, in the amount of $27,055,000.00.

               1.5.2 Land Acquisition Transaction Costs. The out-of-pocket transaction costs paid by Playa or a Playa Affiliate to Unaffiliated Third Parties (defined below) which were directly related to acquiring the Playa Project, such as title insurance and endorsements, legal fees, easement costs, due diligence costs and market studies and other similar or related costs. The amount of the escrow charges, title fees, endorsement fees, recording fees and broker fees was an amount equal to $421,824.60.

               1.5.3 Site Improvement Costs. On-site and off-site improvement costs actually expended by Playa or a Playa Affiliate which were directly related to Phase I for engineering, consultants, bonds, grading, wet utilities, dry utilities, street improvements, walls and fences, landscaping, and any other facilities located in Phase I and other similar or related costs.

               1.5.4 Indirect Construction. Indirect construction costs actually expended by Playa or a Playa Affiliate which were directly related to the construction of Phase I for entitlements, permits and fees, architecture, engineering, inspections, site supervision, construction trailer and security and other similar or related costs.

               1.5.5 Direct Construction. The actual costs of the construction of Phase I including construction materials, equipment rental, labor and subcontractors, expended by Playa or a Playa Affiliate for the construction of Phase I and other similar or related costs.

               1.5.6 Financing Costs. Any actual or imputed interest charges, loan fees, points, commitment fees and other costs required to be paid by Playa or a Playa Affiliate to obtain any actual or imputed debt or equity directly related to the acquisition of Phase I, the development of Phase I, or the operation of Phase I.

               1.5.7 Property Taxes. Costs of property taxes and assessments levied on Phase I, and all other assessments paid in connection with community facility districts, landscape maintenance districts and any other public financing districts charged against Phase I.

               1.5.8 Marketing Costs. Actual out-of-pocket costs of sales office, signage, and advertising costs and other similar or related costs which are directly related to the marketing and/or leasing of Phase I or any portion thereof.

               1.5.9 Insurance. Cost of insurance paid by Playa or a Playa Affiliate with respect to Phase I including construction insurance for Phase I.

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               1.5.10 Overhead Allocation. A percentage of the gross revenue of Phase I to compensate Playa or a Playa Affiliate for its overhead in connection with the development of Phase I for costs not specifically allocated to Phase I such as: payroll additives and salaries of Playa’s or a Playa Affiliate’s corporate and division office executives, officers, department heads and staff in directing, administering and supervising such development; employee bonuses, general legal and accounting fees; and the operating expenses of Playa’s or a Playa Affiliate’s corporate and division offices such as rent, utilities, office supplies, office equipment and other office related expenses.

               1.5.11 Other Allocable Costs. Any other actual out-of-pocket costs expended by Playa or a Playa Affiliate in connection with the acquisition, development, construction, leasing, and financing of Phase I, and Phase I operating expenses, including legal fees, tenant improvement costs, leasing commissions, and development fees.

               1.5.12 Exclusions. Notwithstanding anything to the contrary contained in this Section 1.5, Invested Capital shall not include the following: (i) except to the extent such amounts do not materially exceed the amount that would have been paid to Unaffiliated Third Parties in an arms-length transaction, any fees, costs, expenses or other amounts paid or reimbursed to Playa or a Playa Affiliate in connection with the acquisition of Phase I, or the development, ownership or maintenance of Phase I, and (ii) any fees, costs, expenses or other amounts reimbursed by any Playa Member to another Playa Member for fees, costs, or expenses that were already included in Invested Capital.

               1.5.13 Preliminary Cost Basis and Allocation. On or before December 31, 2004, Playa shall deliver to EA a “Preliminary Cost Basis and Allocation Statement” which shall itemize all Invested Capital Items as of a date no earlier than July 31, 2003 (the “Current Basis Date”) and shall state Playa’s determination of the Phase I/Phase II Allocation as of the Current Basis Date, and shall meet the requirements of the “Accounting,” as that term is defined in Section 2.3.1 of this Agreement. At any time within one hundred eighty (180) days following receipt by EA of the Preliminary Cost Basis and Allocation Statement, if EA disputes the same, EA shall notify Playa of such dispute and the parties shall follow the procedures to attempt to resolve the dispute and/or arbitrate the dispute in the same manner as with respect to the “Final Accounting” as set forth in Section 2.3 below and the “Dispute Resolution Period” (defined in Section 2.3 below) shall commence upon delivery of EA’s dispute notice hereunder. The ruling of the arbitrators in this event, however, will be limited solely as to the correct amount of the Preliminary Cost Basis and Allocation Statement and all components thereof, and such ruling will be deemed the “Interim Arbitration Ruling.” The Interim Arbitration Ruling shall be binding upon the parties with respect to the period up to the Current Basis Date in any future dispute regarding the Profit Participation Allocation or any component thereof. If EA does not timely dispute such Preliminary Cost Basis and Allocation Statement, then EA shall be deemed to have conclusively approved of the same.

          1.6 “Net Profits from Sale” shall mean and refer to the amount derived from the sale of Phase I (other than to Playa or a Playa Affiliate), but specifically including a sale of Phase I to EA or an EA Affiliate, which amount shall be calculated as follows: Allocated Gross Sales Price for Phase I minus (i) Closing Costs for Phase I, (ii) Invested Capital for Phase I, and (iii) “Required IRR” (as defined below) for Phase I. In the event of a Joint Sale, the Net Profits

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from Sale shall be determined as a result of the allocation of the Gross Sales Price, Closing Costs, Invested Capital, and Required IRR provided in Sections 1.4 and 1.5, above, and Section 1.9 below.

          1.7 “Playa Affiliate” shall mean (A) (i) CA-Playa Vista Water’s Edge Limited Partnership, a Delaware limited partnership, (ii) McGuire Partners SCS, Inc., a Delaware corporation, and (iii) McGuire Partners-PV Investor Partnership, L.P., California limited partnership, (iv) McGuire Properties Inc., a Maryland corporation, (v) Equity Office Properties Trust, and (vi) McGuire Partners Ltd., a California limited partnership (each of (i)-(vi), a “Playa Member”), or (B) an entity which is controlled by, controls or is under common control with Playa or any Playa Member, or (C) an entity which merges with or acquires or is acquired by Playa or Playa Member or a parent, subsidiary or member of Playa or any Playa Member, provided that if any entity acquires or merges with Playa (and such entity is not otherwise a Playa Affiliate under items (A) or (B) of this Section 1.7), such acquiring entity after the acquisition or merger shall not be deemed a Playa Affiliate if the acquiring entity, or any of its affiliates, in connection with such acquisition, or merger does not acquire any other material assets of any Playa Members, or (D) a transferee of substantially all of the assets of Playa or any Playa Member, provided that if any entity acquires Playa, (and such entity is not otherwise a Playa Affiliate under items (A) or (B) of this Section 1.7) such acquiring entity after the acquisition shall not be deemed a Playa Affiliate if the acquiring entity or any of its affiliates, in connection with such acquisition does not acquire any other material assets of any Playa Members.

          1.8 “Profit Participation Allocation” shall mean the amount, if any, due and payable to EA pursuant to the terms of this Agreement, which amount shall be equal to twenty-five percent (25%) of the Net Profits from Sale.

          1.9 “Required IRR” shall mean an amount equal to a twelve percent (12%) per annum return on Invested Capital (as allocated to Phase I pursuant to Section 1.5, above) from the time of the applicable investment of each component of Invested Capital, which amount shall be reduced by (and at the time that) (i) any “Base Rent” is actually received from EA under the Lease or any other net income is received as to Phase I, or (ii) that any other fees, costs or expenses are reimbursed to Playa or a Playa Affiliate by EA under the Lease or any other reimbursements are received by Playa or a Playa Affiliate as to Phase I.

          1.10 “Unaffiliated Third Party” shall mean any party other than Playa, a Playa Affiliate, or a “Foreclosure Owner” (defined below).

     2.     Payment of Profit Participation Allocation. Playa hereby agrees to pay the Profit Participation Allocation to EA, at the time and in the manner specified below.

          2.1 Transactions Excluded. The requirement that Playa pay to EA (including any EA Affiliate possessing the lessee’s interest under the Lease) the Profit Participation Allocation pursuant to this Agreement shall expressly not apply in the event that Playa transfers the Phase I to a Playa Affiliate or a Foreclosure Owner (“Excluded Transaction”), provided that any Playa Affiliate who acquires title to Phase I shall be obligated to pay the Profit Participation Allocation to EA in accordance with the terms of this Agreement if

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such Playa Affiliate subsequently sells, conveys or transfers Phase I, to an Unaffiliated Third Party, specifically including a sale of Phase I, to EA or an EA Affiliate.

          2.2 Termination of Right. Notwithstanding anything to the contrary in this Agreement, EA’s right to receive the Profit Participation pursuant to this Agreement shall terminate upon the occurrence of either of the following: (i) in the event that the Lease is terminated for any reason; other than as a result of a default by Playa or a Playa Affiliate, or (ii) upon a transfer to a “Foreclosure Owner.” For purposes of this Agreement, a “Foreclosure Owner” shall be an entity or person, other than Playa or a Playa Affiliate, which becomes the owner of Phase I through a foreclosure by trustee’s power of sale, judicially or otherwise, or as a purchaser at a foreclosure sale or by deed in lieu (collectively, a “Foreclosure Event”).

          2.3 Payment.

               2.3.1 The Accounting. Not less than fifteen (15) business days prior to the close of escrow for the sale of Phase I, except in connection with any Excluded Transaction, Playa shall complete and submit to EA, Playa’s best estimate of the Profit Participation in a detailed “Accounting” (defined below). As used herein, an “Accounting” shall mean a report prepared by Playa showing in reasonable detail (including reasonable back-up documentation) the calculation of the Profit Participation Allocation, including Invested Capital Items (and the dates incurred), Closing Costs, and Net Profits from Sale of Phase I (or in the event of a Joint Sale, both Phase I and Phase II), the required IRR , the Phase I/Phase II Allocation, if applicable, the Joint Sale Allocation, any Preliminary Cost Basis and Allocation Statement (or the Interim Arbitration Ruling, if any) and the Phase I/Phase II Allocation given with such Preliminary Cost Basis and Allocation Statement (or the Interim Arbitration Ruling, if any) (“Playa’s PPA”).

               2.3.2 Resolution of Disputes; Escrowing of Funds. If EA objects to Playa’s PPA, including, if applicable, Playa’s Joint Sale Allocation, EA shall have ten (10) business days from the receipt of the Accounting within which to provide written notice to Playa of EA’s objection, together with EA’s proposed Profit Participation Allocation amount (“EA’s PPA”) and, if applicable, EA’s proposed Joint Sale Allocation. In such event, to the extent the parties are unable to agree as to the Profit Participation Allocation amount, including, if applicable, the Joint Sale Allocation, prior to any scheduled closing, the average of Playa’s PPA and EA’s PPA shall be held in escrow (and shall accrue interest) until the final agreement by EA and Playa, or determination as provided below, as to the amount of the Profit Participation Allocation. If EA does not timely object to Playa’s PPA, an amount equal to Playa’s PPA shall be held in escrow (and shall accrue interest) until the final agreement by EA and Playa, or determination as provided below, as to the amount of the Profit Participation Allocation. Upon the agreement of or determination as provided below, as to the amount of the Profit Participation Allocation, such amount held in escrow (plus or minus any adjustments necessary based on such final agreement or determination) shall be released from escrow to EA upon the mutual instructions of EA and Playa to the escrow agent. If required, Playa shall, within ten (10) business days following any such agreement or determination, deposit any additional funds required to equal the final amount of the Profit Participation Allocation. Any overage above the final Profit Participation Allocation, if any, shall be returned by the escrow agent to Playa. In no event shall the final agreement or determination as to the amount of the Profit Participation Allocation delay the closing of any sale.

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               2.3.3 Resolution of Disputes. Not later than fifteen (15) business days after the close of escrow, Playa shall give EA an accurate and final Accounting (the “Final Accounting”). EA may, within thirty (30) days thereafter (the “Dispute Resolution Period”), dispute the Final Accounting, and the final amount of the Profit Participation Allocation, including the Phase I/Phase II Allocation and, if applicable, the Joint Sale Allocation, and any components of either. If EA does not timely dispute the same, the final Accounting shall be binding on both parties. If EA does dispute the same, EA shall, within thirty (30) days following the receipt by EA of Playa’s Final Accounting (the “Dispute Resolution Period”), submit its final proposed Profit Participation Allocation (the “EA’s PPA”) unless EA has already submitted the EA’s PPA as provided above. Thereafter, EA’s PPA and Playa’s PPA shall each be known as a “Final PPA”. Each Final PPA shall meet the requirements of the “Accounting” as set forth above; provided that, if EA shall have accepted, or be deemed to have accepted, a Preliminary Cost Basis and Allocation Statement, or an Interim Arbitration Ruling has been obtained prior to the applicable sale, calculations relating to Invested Capital Items expended, and the allocation thereof pursuant to the Phase I/Phase II Allocation, may only be disputed with respect to the period following the Current Basis Date and the arbitrators shall be required to rely on the accepted Preliminary Cost Basis and Allocation Statement or the Interim Arbitration Ruling with respect thereto. Immediately, thereafter, Playa and EA shall proceed as follows.

               2.3.4 Playa and EA shall each appoint one arbitrator who shall be a certified public accountant from a nationally recognized accounting firm and shall have recognized experience of not less than ten (10) years in the financial analysis and real estate accounting principals with respect to real estate construction and development for major first class office projects of the nature of the Playa Project. The determination of the arbitrators shall be limited solely to the issue of whether EA’s Final PPA or Playa’s Final PPA, including, if applicable each party’s determination of the Joint Sale Allocation, is closest to the Profit Participation Allocation determined by the Arbitrators, taking into consideration all of the factors of this Agreement. Each such arbitrator shall be appointed within ten (10) business days after the expiration of the Dispute Resolution Period.

               2.3.5 The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall have the same qualification as set forth in Section 2.3.1 above.

               2.3.6 In the event of a dispute regarding the Joint Sale Allocation, as timely raised by EA, the three arbitrators by majority vote shall select an appraiser (the “Appraiser”) who shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least ten (10) years experience within the previous fifteen (15) years as a real estate appraiser of office buildings in the County of Los Angeles area, with working knowledge of current market conditions and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). The determination of the Appraiser shall be limited solely to the issue area of whether EA’s Joint Sale

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Allocation or Playa’s Joint Sale Allocation, is closest to the actual Joint Sale Allocation determined by the Appraiser, taking into consideration the factors set forth in Section 1.4, above. The Appraiser shall, within forty-five (45) days following its appointment reach a decision and deliver a ruling as to the actual Joint Sale Allocation. The ruling of the Appraiser shall be binding, and the Joint Sale Allocation of the party that is the closest to the actual Joint Sale Allocation as determined by the Appraiser shall then be the Joint Sale Allocation for all purposes hereunder.

               2.3.7 The three arbitrators shall (by majority vote) within thirty (30) days of the appointment of the third arbitrator or, in the event of a dispute involving the Joint Sale Allocation, within the later of thirty (30) days of the appointment of the third arbitrator or ten (10) business days after delivery of the ruling of the Appraiser, reach a decision (by majority vote) and publish a ruling (the “Ruling”) indicating whether Playa’s Final PPA or EA’s Final PPA, adjusted, if applicable, to take into account the Joint Sale Allocation as determined by the Appraiser in accordance with Section 2.3.3 above, is closest to the actual Profit Participation Allocation as determined by the Arbitrators. Following the Ruling, the stated Profit Participation Allocation as determined by the arbitrators shall be deemed the Profit Participation Allocation under this Agreement, and if necessary, adjustments shall be made in accordance with Section 2.3 above.

               2.3.8 The decision of the majority of the three arbitrators shall be binding upon Playa and EA.

               2.3.9 If either Playa or EA fails to appoint an arbitrator within ten (10) business days following the expiration of the Dispute Resolution Period, the arbitrator appointed by one of them shall reach a decision, notify Playa and EA thereof, and such arbitrator’s decision shall be binding upon Playa and EA.

               2.3.10 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the parties shall submit a request to the American Arbitration Association to provide a single arbitrator that is qualified in accordance with the terms of this Agreement, and such arbitrator’s decision shall be binding upon Playa and EA.

               2.3.11 In the event of a dispute with respect to the Joint Sale Allocation, if the arbitrators fail to agree upon and appoint an appraiser, then the arbitrators shall submit a request to the American Institute of Real Estate Appraisers, or successor organization, to provide an appraiser qualified in accordance with the terms of this Agreement, and such appraiser’s decision shall be binding on the parties.

               2.3.12 The cost of the third arbitrator and the appraiser shall be paid by Playa and EA equally. Otherwise, each party shall bear its own costs including the cost of the arbitrator elected by such party.

     3.     Financial Records and Statements of Playa. Playa shall keep and maintain, or cause to be kept and maintained, accurate financial books and records with respect to the acquisition of the Real Property and the development and ownership of the Playa Project. Such

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financial books and records shall include all supporting documentation relative to Capital Investment Items, and shall be maintained by Playa for two (2) years after the date on which the Project, or last portion thereof, if later, is sold in an event triggering Playa’s obligation to pay the Profit Participation Allocation to EA.

     4.     Sale of Portion of Phase I. Playa shall not sell only a portion of Phase I to any party other than to a Playa Affiliate or a Foreclosure Owner.

     5.     Default and Remedies.

          5.1 Default. Each of the terms, conditions, covenants and provisions of this Agreement is a material consideration for this Agreement, the breach of which shall be deemed a default hereunder. Said default shall be deemed to have occurred if the defaulting party has not effected a cure within ten (10) days after a written notice from the other party specifying the default.

          5.2 Default Interest. In the event of a default by Playa in the payment of any funds required to be paid by Playa hereunder, all amounts which remain unpaid for a period of ten (10) days from the date such payment is due hereunder, shall bear interest from the initial due date through the date actual payment is received by EA at a rate equal to the lesser of (i) the “Interest Rate” under the Lease or (ii) the maximum rate permitted under applicable law. The imposition or payment of such default interest shall not excuse any default.

          5.3 Remedies. In the event of a default by either party hereunder, either party shall have all rights and remedies available to it at law or in equity. To the maximum extent permitted by law, all rights, options and remedies of EA contained in this Agreement, or under law, shall be cumulative, and no one remedy shall be exclusive of any other remedy, and EA shall have the right to pursue any one or all such remedies.

          5.4 No Continuing Waiver. No waiver by a party of a breach of any of the terms, covenants or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by a party hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in such waiver. The consent or approval by a party to or of any act by the other party requiring consent or approval, shall not be deemed to waive or render unnecessary the such party’s consent or approval to or of any subsequent similar acts by the first party.

     6.     Miscellaneous.

          6.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and personally delivered (including by means of professional messenger service) by nationally recognized overnight courier service, messenger service or registered or certified mail, postage prepaid, return receipt requested. All written communications in accordance with the foregoing shall be deemed given (i) three (3) days after the date it is posted if sent by mail, or (ii) the date the overnight courier or personal delivery is made, or refused by the addressee, at the address set forth below, if delivered by 5:00 P.M., Los

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Angeles Time on a business day, the next business day if delivered after 5:00 P.M. of a business day or non-business day. Notice of change of address shall be given by written notice as described in Section 6.1.

EA:

at EA’s location at the project Attention: Head of Facilities and COO EALA

and

Electronic Arts 209 Redwood Shores Parkway Redwood City, California 94065 Attention: General Counsel

and

209 Redwood Shores Parkway Redwood City, California 94065 Attention: Senior Director of Facilities and Corporate Services

Playa:

Playa Vista – Water’s Edge, LLC c/o Equity Office Properties 550 South Hope Street, Suite 2200 Los Angeles, California 90071 Attention: Regional Vice President

and

c/o Maguire Partners 555 West Fifth Street, Suite 500 Los Angeles, California 90013 Attention: Partner – Leasing

With copies to:

Equity Office 2 North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attention: Chief Legal Counsel

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And to:

Allen Matkins Leck Gamble & Mallory LLP 1901 Avenue of the Stars Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.

          6.2 Subordination/Recognition Agreement. Subject to EA’s receipt of an appropriate recognition agreement (which recognition shall not recognize this Agreement as surviving a Foreclosure Event) as set forth below, this Agreement shall be subject and subordinate to the lien of any mortgages or trust deeds in favor of any Unaffiliated Third Party, now or hereafter in force against Phase I, if any, and/or renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, provided that the loan evidenced by the mortgage or trust deed is only made with respect to and is only secured by, a trust deed on the Playa Project. EA shall, within fifteen (15) business days following receipt of the request of Playa, execute a commercially reasonable subordination in favor of mortgage holders or lienholders of Playa who are Unaffiliated Third Parties (“Permitted Mortgage/Lien Holders”) who later come into existence at any time prior to the expiration of earlier termination of this Agreement, provided that the loan evidenced by the mortgage or trust deed is only made with respect to and is only secured by, a trust deed on the Playa Project, and provided further, that such subordination agreement is in accordance with the provisions of this Section 6.2. Playa acknowledges and agrees that EA’s receipt of a commercially reasonable non-disturbance agreement (“Non-Disturbance Agreement”) in favor of EA from any Permitted Mortgage/Lien Holder who later comes into existence at any time prior to the expiration or termination of this Agreement shall be in consideration of, and a condition precedent to, EA’s agreement to be bound by the provisions of this Section 6.2 and any other provisions hereunder for the benefit of a Foreclosure Owner. Playa agrees to use commercially reasonable efforts to obtain the agreement of any Permitted Mortgage/Lien Holders to provide notice to EA of any monetary default by Playa and to permit EA to make payments directly to any such Permitted Mortgage/Lien Holder, in the event of Playa’s failure to make required payments, and provided EA shall first notify Playa prior to making any such payment and provide Playa with not less than the greater of (i) ten (10) business days following Playa’s receipt of EA’s notice, and (ii) the cure period permitted under the applicable mortgage or lien to cure such default.

          6.3 Estoppel. Within ten (10) business days following a request in writing by Playa, EA shall execute, acknowledge and deliver to Playa an estoppel certificate indicating therein to what extent EA’s right to receive the Profit Participation Allocation may exist at that time or that such right has been waived or terminated, as applicable, and shall also contain any other information reasonably requested by Playa or any mortgagee or transferee of Playa’s interest in Phase I. Any such certificate may be relied upon by any prospective mortgagee or transferee of all or any portion of Phase I. EA shall execute and deliver whatever other commercially reasonable instruments may be reasonably required for such purposes. Failure of EA to timely execute, acknowledge and deliver such estoppel certificate or other instruments

-11-	ELECTRONIC ARTS INC. [Profit Participation Agreement]

within five (5) business days after Playa’s second request (which shall in no event be deemed delivered prior to the expiration of the initial 10 business day period) shall constitute an acknowledgment by EA that statements included in the estoppel certificate are true and correct, without exception.

          6.4 Time of the Essence. Time is of the essence of this Agreement and each and every term and provision hereof.

          6.5 Interpretation; Governing Law. This Agreement shall be construed as if prepared by both parties. Accordingly, any rule of law (including California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. This Agreement shall be construed, interpreted and governed by the laws of the State of California.

          6.6 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, by a court or arbitrator of competent jurisdiction, the remainder of this Agreement and application of such provision to other circumstances, shall be interpreted so as best to reasonably effect the intent of the parties hereto.

          6.7 Performance of Acts on Business Days. Unless specifically stated to the contrary, all references to days herein shall be deemed to refer to calendar days. In the event that the final date for payment of any amount or performance of any act hereunder falls on a Saturday, Sunday or holiday, such payment may be made or act performed on the next succeeding business day.

          6.8 Attorneys’ Fees. If either party files any action or brings any proceeding against the other arising out of this Agreement, whether or not such action or proceeding is prosecuted to judgment (“Action”), then (1) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees and costs, court costs and reimbursements for any other expenses incurred in connection therewith, and (2) as a separate right, severable from any other rights set forth in this Agreement, the prevailing party therein shall be entitled to recover its reasonable attorneys’ fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover post-judgment attorneys’ fees and costs shall be included in any such judgment. The right to recover post-judgment attorneys’ fees and costs shall (i) not be deemed waived if not included in any judgment, (ii) survive the final judgment in any Action, and (iii) not be deemed merged into such judgment. The rights and obligations of this Section 6.8 shall survive the termination of this Agreement.

          6.9 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING OR HEARING BROUGHT BY A PARTY HERETO OR ITS SUCCESSORS AND ASSIGNS ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES WITH RESPECT TO THIS AGREEMENT, OR THE ENFORCEMENT OF ANY REMEDY PROVIDED BY THIS

-12-	ELECTRONIC ARTS INC. [Profit Participation Agreement]

AGREEMENT UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

          6.10 Jurisdiction. The parties agree that any action or proceeding to enforce or relating to this Agreement, including any arbitration, shall be brought exclusively in the federal or state courts located in Los Angeles County, California, and the parties hereto consent to the exercise of personal jurisdiction over them by any such courts for purposes of any such action or proceeding.

          6.11 Entire Agreement; Amendments. This Agreement, together with the attached exhibits, is intended by the parties to be the final expression of their agreement with respect to EA’s right to share in any profits from the sale of Phase I, and is intended as the complete and exclusive statement of the terms of the agreement with respect thereto between the parties. As such, this Agreement supersedes any prior understandings between the parties regarding the subject matter hereof, whether oral or written. Any amendments to this Agreement shall be in writing and shall be signed by all parties hereto.

          6.12 No Waiver. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          6.13 Assignment. EA shall not have the right to assign its rights and obligations hereunder without the prior written consent of Playa, except that EA may assign its rights hereunder to an EA Affiliate without the consent of Playa (but EA shall give notice of such assignment to Playa).

          6.14 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

          6.15 Headings; Cross-References; Exhibits. The headings and captions used in this Agreement are for convenience and ease of reference only and shall not be used to construe, interpret, expand or limit the terms of this Agreement.

          6.16 Survival of Certain Covenants. Playa’s obligation to pay the Profit Participation Allocation shall survive, and not merge into, the conveyance of Phase I, or any portion thereof, or any interest therein, by Playa, including without limitation, with respect to a conveyance to a Playa Affiliate.

          6.17 No Partnership. EA shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, purchaser, or any other party for services performed or materials supplied or for any causes of action arising out of or in connection with construction or sale of improvements on Phase I. EA shall not be liable for any debts or claims accruing in favor of any such parties against Playa or others or against Phase I. Playa is not and shall not be considered an agent of EA for any purposes whatsoever. EA is not a venture partner with Playa

-13-	ELECTRONIC ARTS INC. [Profit Participation Agreement]

or with the owners of Playa in any manner whatsoever and EA shall have no duties of any kind to Playa, including without limitation, any fiduciary duties as to Playa or the owners of Playa or to any other person, except as expressly set forth herein. Playa is not a venture partner with EA or with the owners of EA in any manner whatsoever and Playa shall have no duties of any kind to EA, including without limitation, any fiduciary duties as to EA or the owners of EA or to any other person, except as expressly set forth herein. EA shall not be deemed to be in privity of contract with any contractor or provider of services on Phase I or any purchaser of Phase I or any portion thereof, nor shall any payment of funds directly to a contractor, subcontractor or provider of services be deemed to create any third party beneficiary status, whether intended or incidental, or recognition of same by EA. Approvals granted by EA or Playa for any matters covered under this Agreement shall be construed to be solely for the benefit of the party granting the approval and no other person shall be considered a third party beneficiary hereof.

          6.18 Counterparts. This Agreement may be executed in several original counterparts, each of which and all together will constitute this Agreement in its entirety.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

[SIGNATURES FOLLOW, EACH ON A SEPARATE PAGE]

-14-	ELECTRONIC ARTS INC. [Profit Participation Agreement]

SIGNATURES TO THAT CERTAIN PROFIT PARTICIPATION AGREEMENT BY AND BETWEEN PLAYA VISTA – WATER’S EDGE, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND ELECTRONIC ARTS INC., A DELAWARE CORPORATION, DATED JULY 31, 2003

PLAYA:

PLAYA VISTA – WATER’S EDGE, LLC, a Delaware limited liability company

By:	CA-Playa Vista Water’s Edge Limited Partnership, a Delaware limited partnership, its Co-Manager

By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner

By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

By:	/s/ Robert E. Dezzutti

Name:	Robert E. Dezzutti

Its:	Senior Vice President

By:	Maguire Partners – PV Investor Partnership, L.P., a California limited partnership, its Co-Manager

By:	Maguire Partners – PV IP GP, LLC, a California limited liability company, its general partner

By:	Maguire Partners SCS, Inc., a California corporation, its Manager

By:	/s/ John A. Morales

Name:	John A. Morales

Title:	Senior Vice President

ELECTRONIC ARTS INC.
[Profit Participation Agreement]

SIGNATURES TO THAT CERTAIN PROFIT PARTICIPATION AGREEMENT BY AND BETWEEN PLAYA VISTA – WATER’S EDGE, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND ELECTRONIC ARTS INC., A DELAWARE CORPORATION, DATED JULY 31, 2003

“EA”

ELECTRONIC ARTS INC., a Delaware corporation

By:	/s/ Lawrence F. Probst III

Its:	CHIEF EXECUTIVE OFFICER

By:
Its:

ELECTRONIC ARTS INC. [Profit Participation Agreement]

EXHIBIT “A”

LEGAL DESCRIPTION OF THE REAL PROPERTY

The land referred to in this policy is situated in the county of Los Angeles, State of California, and is described as follows:

PARCEL A-1:

PARCEL 1 OF CERTIFICATE OF COMPLIANCE FOR LOT-LINE ADJUSTMENT RECORDED APRIL 10, 2001 AS INSTRUMENT NO. 01-600995 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS:

THAT PORTION OF LOTS 6 AND 7 OF TRACT NO. 49104-03, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 1240 PAGES 26 THROUGH 32 INCLUSIVE OF MAPS, RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE ALONG THE NORTHWESTERLY LINE OF SAID LOT 6 NORTH 62º21’36” EAST 367.18 FEET; THENCE SOUTH 27º38’02” EAST 267.08 FEET TO A LINE PARALLEL WITH SAID NORTHWESTERLY LINE OF LOT 6 AND WHICH PASSES THROUGH A POINT ON THE SOUTHWESTERLY LINE OF SAID LOT 7 DISTANT THEREON NORTHWESTERLY 163.16 FEET FROM THE MOST WESTERLY, SOUTHERN CORNER OF LOT 8 OF SAID TRACT; THENCE SOUTH 62º21’36” WEST 337.78 FEET ALONG SAID PARALLEL LINE TO SAID SOUTHWESTERLY LINE OF SAID LOT 7; THENCE ALONG SAID SOUTHWESTERLY LINE AND THE SOUTHWESTERLY LINE OF SAID LOT 6, THE FOLLOWING THREE COURSES:

1)	NORTH 27º04’18” WEST 102.84 FEET;

2)	NORTH 38º17’34” WEST 123.72 FEET TO THE BEGINNING OF A CURVE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 1,948.11 FEET.

3)	THENCE NORTHWESTERLY 43.32 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01º16’26” TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE RIGHT TO ALL OIL, GAS AND OTHER HYDROCARBONS IN SAID LAND, TOGETHER WITH THE EXCLUSIVE RIGHT TO USE PERPETUALLY THE SUBSURFACE OIL AND/OR GAS FORMATIONS FOR INSPECTING, STORING AND WITHDRAWING NATURAL GAS THEREIN AND THEREFROM AND FOR REPRESSURING THE SAME, BUT NOT EXCLUDING OR RESERVING, HOWEVER, THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND OR ANY PART OR PORTIONS THEREOF, AS RESERVED BY THE UNITED STATES OF AMERICA, AND ITS ASSIGNS, BY DECREE ENTERED FEBRUARY 5, 1952, IN UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF CALIFORNIA,

EXHIBIT “A” -1-	ELECTRONIC ARTS INC. [Profit Participation Agreement]

CENTRAL DIVISION, CASE NO. 2454-B, CIVIL; A CERTIFIED COPY OF WHICH WAS RECORDED FEBRUARY 18, 1952, AS INSTRUMENT NO, 3526, IN BOOK 38244 PAGE 397, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL A-2

PARCEL 2 OF CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT RECORDED APRIL 10, 2001 AS INSTRUMENT NO. 01-0600995, OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT PORTION OF LOTS 7 AND 8 OF TRACT NO. 49104-03, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 1240, PAGES 26 THROUGH 32 INCLUSIVE OF MAPS, RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF SAID LOT 7 DISTANT THEREON NORTHWESTERLY 163.16 FEET FROM THE MOST WESTERLY, SOUTHERN CORNER OF SAID LOT 8; THENCE PARALLEL WITH THE NORTHERLY LINE OF LOT 6 OF SAID TRACT, NORTH 62°21’36” EAST 322.95 FEET TO A LINE WHICH BEARS SOUTH 27º38’02” EAST AND WHICH PASSES THROUGH A POINT IN SAID NORTHERLY LINE DISTANT NORTH 62°21’36” EAST 352.35 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE SOUTH 27°38’02” EAST 196.04 FEET TO THE SOUTHERLY LINE OF SAID LOT 8; THENCE ALONG THE SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY LINE OF SAID LOT 8 AND THE SOUTHWESTERLY LINE OF LOT 7 THE FOLLOWING THREE COURSES:

1)	SOUTH 61°14’56” WEST 285.50 FEET;

2)	NORTH 72°54’4l” WEST 54.60 FEET;

3)	NORTH 27°04’18” WEST 163.16 TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE RIGHT TO ALL OIL, GAS AND OTHER HYDROCARBONS IN SAID LAND, TOGETHER WITH THE EXCLUSIVE RIGHT TO USE PERPETUALLY THE SUBSURFACE OIL AND/OR GAS FORMATIONS FOR INSPECTING STORING AND WITHDRAWING NATURAL GAS THEREIN AND THEREFROM AND FOR REPRESSURING THE SAME, BUT NOT EXCLUDING OR RESERVING, HOWEVER, THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND OR ANY PART OR PORTIONS THEREOF, AS RESERVED BY THE UNITED STATES OF AMERICA, AND ITS ASSIGNS, BY DECREE ENTERED FEBRUARY 5, 1952, IN UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF CALIFORNIA, CENTRAL DIVISION, CASE NO. 2454-B, CIVIL; A CERTIFIED COPY OF WHICH WAS RECORDED FEBRUARY 18, 1952, AS INSTRUMENT NO. 3526, IN BOOK 38244 PAGE 397, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXHIBIT “A” -2-	ELECTRONIC ARTS INC. [Profit Participation Agreement]

PARCEL A-3:

PARCEL 3 OF CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT RECORDED APRIL 10, 2001 AS INSTRUMENT NO. 01-0600995, OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS 6, 7 AND 8 OF TRACT NO. 49104-03, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 1240 PAGES 26 THROUGH 32 INCLUSIVE OF MAPS, RECORDS OF SAID COUNTY, EXCEPTING THEREFROM THAT PORTION LYING SOUTHWESTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF SAID LOT 6 DISTANT THEREON NORTH 62°21’36” EAST 367.18 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE SOUTH 27º38’02” EAST 267.08 FEET TO A LINE PARALLEL WITH SAID NORTHWESTERLY LINE OF LOT 6 AND WHICH PASSES THROUGH A POINT ON THE SOUTHWESTERLY LINE OF SAID LOT 7 DISTANT THEREON NORTHWESTERLY 163.16 FEET FROM THE MOST WESTERLY, SOUTHERN CORNER OF LOT 8 OF SAID TRACT THENCE SOUTH 62°21’36” WEST ALONG SAID PARALLEL LINE 14.83 FEET; THENCE SOUTH 27°38’02” EAST 196.04 FEET TO THE SOUTHEASTERLY LINE OF SAID LOT 8.

EXCEPTING THEREFROM THE RIGHT TO ALL, OIL, GAS AND OTHER HYDROCARBONS IN SAID LAND, TOGETHER WITH THE EXCLUSIVE RIGHT TO USE PERPETUALLY THE SUBSURFACE OIL AND/OR GAS FORMATIONS FOR INSPECTING, STORING AND WITHDRAWING NATURAL GAS THEREIN AND THEREFROM AND FOR REPRESSURING THE SAME, BUT NOT EXCLUDING OR RESERVING, HOWEVER, THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND OR ANY PART OR PORTIONS THEREOF, AS RESERVED BY THE UNITED STATES OF AMERICA, AND ITS ASSIGNS, BY DECREE ENTERED FEBRUARY 5, 1952, IN UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF CALIFORNIA, CENTRAL DIVISION, CASE NO. 2454-B, CIVIL; A CERTIFIED COPY OF WHICH WAS RECORDED FEBRUARY 18, 1952, AS INSTRUMENT NO. 3526, IN BOOK 38244 PAGE 397, OFFICIAL, RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXHIBIT “A” -3-	ELECTRONIC ARTS INC. [Profit Participation Agreement]

PARCEL B.

EASEMENTS AS MORE PARTICULARLY DESCRIBED AND SET FORTH IN THAT CERTAIN “AGREEMENT OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT OF EASEMENTS (PLAYA VISTA PARKS AND LANDSCAPE CORPORATION/LOTS 6, 7 AND 8 OF TRACT NO. 49104-03 – JEFFERSON NORTH)” RECORDED DECEMBER 18, 2000 AS INSTRUMENT NO. 00-1961844 OF OFFICIAL RECORDS, SAID EASEMENTS ARE LOCATED OVER THE FOLLOWING DESCRIBED LAND:

LOT 4 OF TRACT NO. 49104-03, IN TIE CITY OF LOS ANGELES, AS SHOWN ON MAP RECORDED IN BOOK 1240 PAGES 26 TO 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL C:

AN EASEMENT FOR DRIVEWAY PURPOSES AS DESCRIBED IN THAT CERTAIN COVENANT AND AGREEMENT FOR COMMON DRIVEWAY RECORDED DECEMBER 9, 1999 AS INSTRUMENT NO. 99-2273732 OF OFFICIAL RECORDS, EXECUTED BY PLAYA CAPITAL COMPANY, LLC IN FAVOR OF THE CITY OF LOS ANGELES, SAID EASEMENT HAVING BEEN CREATED BY THAT CERTAIN INSTRUMENT EXECUTED BY 1) PLAYA PHASE I APARTMENTS, LLC; 2) PLAYA CAPITAL COMPANY; 3) PLAYA PHASE I COMMERCIAL LAND LLC DATED DECEMBER 8, 2000 AND BEING RECORDED DECEMBER 18, 2000 AS INSTRUMENT NO. 00-1961846 OF OFFICIAL RECORDS, SAID EASEMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THOSE PORTIONS OF LOTS 1 AND 4 OF TRACT NO. 49104-03, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS PER MAP FILED IN BOOK 1240, PAGES 26 TO 32 INCLUSIVE, OF MAPS, RECORDS OF SAID COUNTY, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF LOT 5 OF SAID TRACT NO. 49104-03; THENCE NORTH 27º38’24” WEST 182.00 FEET ALONG THE NORTHEASTERLY LINE OF SAID LOT 5 AND ITS NORTHWESTERLY PROLONGATION TO A LINE PARALLEL WITH AND 14.00 FEET NORTHWESTERLY OF THE NORTHWESTERLY LINE OF SAID LOT 4; THENCE ALONG SAID PARALLEL, LINE NORTH 62°21’36” EAST, 297.00 FEET TO THE BEGINNING OF A CURVE, CONCAVE SOUTHERLY AND HAVING A RADIUS OF 43.00 FEET, SAID CURVE BEING CONCENTRIC WITH AND 14.00 FEET NORTHERLY OF THE CURVED NORTHERLY LINE OF SAID LOT 4; THENCE NORTHEASTERLY, EASTERLY AND SOUTHEASTERLY 67.54 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90º00’00”; THENCE SOUTH 27°38’24” EAST 21.00 FEET ALONG A LINE PARALLEL WITH AND 14.00 FEET NORTHEASTERLY OF THE TANGENT PORTION OF THE GENERALLY NORTHERLY LINE OF SAID LOT 4 TO THE BEGINNING OF A CURVE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 20.00 FEET; THENCE SOUTHEASTERLY 15.51 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE

EXHIBIT “A” -4-	ELECTRONIC ARTS INC. [Profit Participation Agreement]

OF 44°25’21” TO THE NON-TANGENT CURVED NORTHERLY LINE OF SAID LOT 4, SAID NON-TANGENT CURVE BEING CONCAVE NORTHERLY HAVING A RADIUS OF 27.00 FEET, AND TO WHICH INTERSECTION A RADIAL BEARS SOUTH 11°59’21” EAST; THENCE ALONG THE GENERALLY NORTHERLY, NORTHEASTERLY AND EASTERLY LINES OF SAID LOT 4, THE FOLLOWING FIVE COURSES:

1.	SOUTHEASTERLY 7.38 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15°39’04”;

2.	NORTH 62º21’36” EAST 18.71 FEET TO A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY HAVING A RADIUS OF 68.00 FEET AND TO WHICH INTERSECTION A RADIAL LINE BEARS SOUTH 78°35’06” WEST;

3.	SOUTHERLY 38.51 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 32º27’01”;

4.	SOUTH, 62°21’36” WEST 16.71 FEET TO THE BEGINNING OF A CURVE, CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 29.00 FEET;

5.	SOUTHWESTERLY 10.22 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 20°11’30” TO A NON-TANGENT CURVE, CONCAVE EASTERLY, HAVING A RADIUS OF 20.00 FEET, BEING TANGENT AT ITS SOUTHEASTERLY TERMINUS WITH A LINE PARALLEL WITH AND 14.00 FEET NORTHEASTERLY OF THE TANGENT PORTION OF SAID GENERALLY EASTERLY LINE AND TO WHICH INTERSECTION A RADIAL LINE BEARS NORTH 76º16’21” WEST;

THENCE LEAVING SAID GENERALLY EASTERLY LINE OF LOT 4, SOUTHWESTERLY 14.44 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 41°22’03” TO SAID PARALLEL LINE; THENCE SOUTH 27º38’24” EAST 21.00 FEET ALONG SAID PARALLEL LINE TO THE BEGINNING OF A CURVE, CONCAVE WESTERLY, HAVING A RADIUS OF 43.00 FEET AND BEING CONCENTRIC WITH AND 14.00 FEET EASTERLY OF THE CURVED SOUTHEASTERLY LINE OF SAID LOT 4; THENCE SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY 67.54 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90°00’00”; THENCE ALONG A LINE PARALLEL WITH AND 14.00 FEET SOUTHEASTERLY OF THE SOUTHEASTERLY LINE. OF SAID LOT 4, SOUTH 62°21’36” WEST 297.00 FEET TO THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWESTERLY LINE OF SAID LOT 4; THENCE NORTH 27º38’24” WEST 14.00 FEET ALONG SAID PROLONGATION TO TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND AS DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF THE SOUTHWESTERLY 28.00 FEET OF THE SOUTHEASTERLY 34.00 FEET OF SAID LOT 4; THENCE ALONG THE NORTHEASTERLY LINE OF SAID SOUTHWESTERLY 28.00 FEET, NORTH 27º38’24” WEST 100.00 FEET TO THE BEGINNING OF A CURVE, CONCAVE

EXHIBIT “A” -5-	ELECTRONIC ARTS INC. [Profit Participation Agreement]

EASTERLY, HAVING A RADIUS OF 20.00 FEET AND BEING TANGENT AT ITS NORTHEASTERLY TERMINUS WITH THE SOUTHEASTERLY LINE OF THE NORTHWESTERLY 14.00 FEET OF SAID LOT 4; THENCE NORTHWESTERLY, NORTHERLY AND NORTHEASTERLY 31.42 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90°00’00” TO SAID SOUTHEASTERLY LINE; THENCE NORTH 62º21’36” EAST 244.00 FEET ALONG SAID SOUTHEASTERLY LINE TO THE BEGINNING OF A CURVE, CONCAVE SOUTHWESTERLY, HAVING A RADIUS OF 20.00 FEET AND BEING TANGENT AT ITS SOUTHEASTERLY TERMINUS WITH A LINE PARALLEL WITH AND 14.00 FEET SOUTHWESTERLY OF THE TANGENT PORTION OF THE GENERALLY NORTHERLY LINE OF SAID LOT 4; THENCE NORTHEASTERLY, EASTERLY AND SOUTHEASTERLY 31.42 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 90°00’00” TO SAID PARALLEL LINE; THENCE SOUTH 27°38’24” EAST 100.00 FEET ALONG SAID PARALLEL LINE TO THE BEGINNING OF A CURVE, CONCAVE WESTERLY, HAVING A RADIUS OF 20.00 FEET AND BEING TANGENT AT ITS SOUTHWESTERLY TERMINUS WITH THE NORTHWESTERLY LINE OF THE SOUTHEASTERLY 14.00 FEET OF SAID LOT 4; THENCE SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY 31.42 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 90°00’00” TO SAID NORTHWESTERLY LINE; THENCE ALONG SAID NORTHWESTERLY LINE SOUTH 62°21’36” WEST 244.00 FEET TO THE BEGINNING OF A CURVE, CONCAVE NORTHERLY, HAVING A RADIUS OF 20.00 FEET AND BEING TANGENT AT ITS NORTHWESTERLY TERMINUS WITH THE NORTHEASTERLY LINE OF SAID SOUTHWESTERLY 28.00 FEET OF SAID LOT 4; THENCE SOUTHWESTERLY, WESTERLY AIM NORTHWESTERLY 31.42 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 90°00’00” TO THE MOST NORTHERLY CORNER OF THE SOUTHWESTERLY 28.00 FEET OF THE SOUTHEASTERLY 34.00 FEET OF SAID LOT 4.

End of Legal Description

EXHIBIT “A” -6-	ELECTRONIC ARTS INC. [Profit Participation Agreement]